Exhibit (h)(2)

                        ADMINISTRATIVE SERVICES AGREEMENT

     AGREEMENT made as of the 1st day of December 1999, by and between Nvest Services Company, Inc., a Massachusetts corporation ("NSC"), and New England Funds Trust I, New England Funds Trust II, New England Funds Trust III, New England Cash Management Trust and New England Tax Exempt Money Market Trust (collectively, the "Trusts").

                                   WITNESSETH:

     WHEREAS, each Trust is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

     WHEREAS, the Trusts desire to employ NSC to provide certain administrative services to the Trusts in the manner and on the terms set forth in this Agreement, and NSC wishes to perform such services;

     NOW, THEREFORE, in consideration of the premises and covenants hereinafter contained, the parties hereby agree as follows:

1. APPOINTMENT AND ACCEPTANCE. The Trusts hereby employ NSC to act as Administrator of the Trusts on the terms set forth in this agreement. NSC hereby accepts such employment and agrees to furnish the services and to assume the obligations herein set forth for the compensation herein provided. The Trusts will initially consist of the series and/or classes of shares (each a "Fund" and collectively, the "Funds") listed on Schedule A to this Agreement. In the event that any of the Trusts establish one or more additional Funds with respect to which such Trust wishes to employ NSC to act as Administrator hereunder, the Trust shall notify NSC in writing. Upon written acceptance by NSC, such Fund shall become subject to the provisions of this Agreement to the same extent as the existing Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Trusts and its Funds) may be modified with respect to each additional Fund in writing by the Trust and NSC at the time of the addition of the Fund.

2.      SERVICES PROVIDED BY NSC.

(a) NSC shall perform or arrange for the performance of the various administrative and clerical services listed in Schedule B hereto. The administrative services provided hereunder shall be subject to the control, supervision and direction of the Trusts and the review and comment by the Trusts' auditors and legal counsel and shall be performed in accordance with procedures which may be established from time to time between the Trusts and NSC. NSC shall provide the office space, facilities, equipment and the personnel required by it to perform the services contemplated herein.

(b) In providing any or all of the services listed in Schedule B hereto, and in satisfaction of its obligations to provide such services, NSC may enter into agreements with one or more other third parties to provide such services to the Trusts; provided, however, that NSC shall be as fully responsible to the Trusts for the acts and omissions of any such third party service providers as it would be for its own acts or omissions hereunder.

3.      COMPENSATION AND EXPENSES.

(a) For the services provided by NSC hereunder, the Trusts shall pay NSC the greater of the following:

        (1) an annual minimum fee payable in equal monthly installments equal to $2,300,000. This minimum fee would only apply when and if the collective average net assets of the Trusts dropped below $7,000,000,000; or

        (2) a monthly fee (accrued daily) based on the Trusts' average daily net assets during the calendar month, such fee being calculated at the annualized rates set forth below:

     -----------------------------------------------------------------------
     AVERAGE DAILY NET ASSETS             ANNUALIZED FEE RATE
                                          AS A % OF AVERAGE DAILY NET ASSETS
     -----------------------------------------------------------------------
     $0 - $5 billion                      0.0350%
     -----------------------------------------------------------------------
     Next $5 billion                      0.0325%
     -----------------------------------------------------------------------
     Over $10 billion                     0.0300%
     -----------------------------------------------------------------------


(b)     In  addition,   the  Trusts  shall  reimburse  NSC  for  its  reasonable
        out-of-pocket expenses as well as any other advances incurred by NSC with the consent of the Trusts with respect to its provision of services hereunder. It is agreed that the expenses for Blue Sky administrative services performed and vendor costs incurred will be paid directly by the Trusts.

(c) For any period less than a full calendar month, any fees payable to NSC for such period shall be pro-rated for such lesser period. All of the foregoing fees and expenses will be billed monthly in arrears by NSC. The Trusts shall pay such fees and reimburse such expenses promptly upon receipt of an invoice therefor and, in no event, later than five (5) business days after receipt of the invoice.

(d) The Trusts agrees promptly to reimburse NSC for any equipment and supplies specially ordered by or for the Trusts through NSC at the request or with the consent of the Trusts, and for any other expenses not contemplated by this Agreement that NSC may incur on behalf of, at the request of, or with the consent of the Trusts.

(e) The Trusts will bear all expenses that are incurred in its operation and not specifically assumed by NSC. Expenses to be borne by the Trusts, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of each Trust's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by NSC under this Agreement); cost of any services contracted for by the Trusts directly from parties other than NSC; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Funds; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation, printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any non-affiliated officer or director/trustee or any employee of the Trusts; costs incidental to the preparation, printing and distribution of the Trusts' registration statements and any amendments thereto and shareholder reports; cost of typesetting and printing of prospectuses; cost of preparation and filing of each of the Fund's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing each Fund's net asset value.

4.      LIMITATION OF LIABILITY; INDEMNIFICATION.

(a) NSC shall not be liable to the Trusts for any error of judgment or mistake of law or for any loss arising out of any act or omission by NSC, or any persons engaged pursuant to Section 2(b) hereof, including officers, agents, and employees of NSC and its affiliates, in the performance of its duties hereunder; provided, however, that nothing contained herein shall be construed to protect NSC against any liability to the Trusts, the Funds, or the shareholders to which NSC shall otherwise be subject by reason of its willful misfeasance, bad faith, or negligence in the performance of its duties or the reckless disregard of its obligations and duties hereunder.

(b)     NSC will  indemnify  and  hold  harmless  the  Trusts,  their  officers, employees, and agents and any persons who control the Trusts (collectively, the "Trusts Indemnified Parties") and hold each of them harmless from any losses, claims, damages, liabilities, or actions in respect thereof to which the Trusts Indemnified Parties may become subject, including amounts paid in settlement with the prior written consent of NSC, insofar as such losses, claims, damages, liabilities, or actions in respect thereof arise out of or result from the failure of NSC to comply with the terms of this Agreement.

        NSC will reimburse the Trusts for reasonable legal or other expenses reasonably incurred by the Trusts in connection with investigating or defending against any such loss, claim, damage, liability, or action. NSC shall not be liable to the Trusts for any action taken or omitted by the Trusts in bad faith or with willful misfeasance or negligence or with reckless disregard by the Trusts of their respective obligations and duties hereunder. The indemnities herein shall, upon the same terms and conditions, extend to and inure to the benefit of each of the officers of the Trusts and any person controlling the Trusts.

(c)     The   obligations  set  forth  in  this  Section  4  shall  survive  the termination of this Agreement.

5.      ACTIVITIES OF NSC NOT EXCLUSIVE; DUAL INTERESTS.

(a) The services of NSC under this Agreement are not to be deemed exclusive, and NSC and any person controlled by or under common control with NSC shall be free to render similar services to others.

(b) It is understood that any of the officers, employees, and agents of the Trusts or the Manager may be a shareholder, director, officer, employee, or agent of, or be otherwise interested in, NSC, any affiliated person of NSC, any organization in which NSC may have an interest, or any organization that may have an interest in the Trusts. Except as otherwise provided by specific provisions of applicable law, the existence of any such dual interest shall not affect the validity of this Agreement or any of the transactions hereunder.

6.      REPRESENTATIONS AND WARRANTIES.

(a) The Trusts each represents and warrants to NSC that this Agreement has been duly authorized by each of them and, when executed and delivered, will constitute a legal, valid, and binding obligation of the Trusts, enforceable against the Trusts in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

(b) NSC represents and warrants to the Trusts that this Agreement has been duly authorized by NSC and, when executed and delivered by NSC, will constitute a legal, valid, and binding obligation of NSC, enforceable against NSC in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting the rights and remedies of creditors and secured parties.

7.      DURATION AND TERMINATION OF THIS AGREEMENT.

(a) This Agreement shall become effective as of the date first above written and, unless otherwise terminated, shall continue indefinitely; provided, however, that this Agreement may be terminated at any time without the payment of any penalty by either party on not less than sixty (60) days' written notice to the other party.

(b) This Agreement shall automatically terminate for any Fund in the attached Schedule A upon the termination of that Fund's Advisory Agreement.

(c) Unless otherwise terminated, this Agreement shall continue in effect for one year from the date of execution, and from year to year thereafter so long as such continuance is specifically approved at least annually by the Board of Trustees of the Trusts.

(d) NSC hereby agrees that any books and records prepared hereunder with respect to the Trusts are the property of the Trusts and shall be readily accessible to the Trusts and their respective trustees, officers and agents during normal business hours. NSC further agrees that, upon the termination of this Agreement or otherwise upon request, NSC will surrender promptly to the Trusts copies of all such books and records.

8. AMENDMENTS AND WAIVERS. This Agreement may be amended by the parties hereto only if such amendment is specifically approved by the Trusts' Board of Trustees, and such amendment is set forth in a written instrument executed by each of the parties hereto. At any time, any of the provisions hereof may be waived by the written mutual consent of the parties hereto.

9. NOTICES. All notices or other communications hereunder to either party shall be in writing and shall be deemed to be received on the earlier of the date actually received or on the fourth day after the postmark if such notice is mailed first class postage prepaid. Notices shall be sent to the addresses set forth below or to such other address as either party may designate by written notice to the other.

                  If to NSC:

                  Nvest Services Company, Inc.
                  399 Boylston Street
                  Boston, MA  02116
                  Attention: President
                  With a copy to: General Counsel

                  If to the Trusts:

                  New England Funds Trust I
                  New England Funds Trust II
                  New England Funds Trust III
                  New England Cash Management Trust
                  New England Tax Exempt Money Market Trust
                  399 Boylston Street
                  Boston, MA  02110
                  Attention: President
                  With a copy to: Secretary

Notice shall also be deemed sufficient if given electronically or by telex, telecopier, telegram, or other similar means of same day delivery (with a confirming copy by mail as provided herein).

10.     ADDITIONAL PROVISIONS

(a) Year 2000. Neither party shall be held liable for computer-related problems arising out of or associated with third party vendor computer systems or related equipment that are incurred in connection with the change from the years 1999 to 2000.

(b) Separate Portfolios. This Agreement shall be construed to be made by the Trusts as a separate agreement with respect to each Fund, and under no circumstances shall the rights, obligations, or remedies with respect to a particular Fund be deemed to constitute a right, obligation, or remedy applicable to any other Fund.

(c) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes any prior arrangements, agreements, or understandings.

(d) Severability. If any term or provision of this Agreement or the application thereof to any person or circumstance is held to be invalid or unenforceable to any extent, the remainder of this Agreement or the application of such provision to other persons or circumstances shall not be affected thereby and shall be enforced to the fullest extent permitted by law.

(e)     Governing Law. The  provisions of this Agreement  shall be construed and
        interpreted  in  accordance  with  the  laws  of  The   Commonwealth  of
        Massachusetts as then in effect.

(f) Counterparts. This Agreement may be executed by the parties hereto in one or more counterparts, and, if so executed, the separate instruments shall constitute one agreement.

(g) Headings. Headings used in this Agreement are included for convenience only and are not to be used to construe or interpret this Agreement.


IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first above written.

NVEST SERVICES COMPANY, INC.

By:      /s/ Christopher L. Wilson
         --------------------------

Name:    Christopher L. Wilson

Title:   President & Chief Executive Officer

NEW ENGLAND FUNDS TRUST I
NEW ENGLAND FUNDS TRUST II
NEW ENGLAND FUNDS TRUST III
NEW ENGLAND CASH MANAGEMENT TRUST
NEW ENGLAND TAX EXEMPT MONEY MARKET TRUST

By:      /s/ Neal G. Litvack
         --------------------------

Name:    Neal G. Litvack

Title:   President

                                                                      SCHEDULE A
                                TRUST PORTFOLIOS

1.       New England Growth Fund
2.       New England Capital Growth Fund
3.       New England Growth & Income Fund
4.       New England Equity Income Fund
5.       New England Bullseye Fund
6.       New England Balanced Fund
7.       New England Value Fund
8.       New England International Equity Fund
9.       New England Star Advisers Fund
10.      New England Star Worldwide Fund
11.      New England Star Small Cap Fund
12.      New England Bond Income Fund
13.      New England High Income Fund
14.      New England Government Securities Fund
15.      New England Limited Term U.S. Government Fund
16.      New England Strategic Income Fund
17.      New England Short Term Income Fund
18.      New England Municipal Income Fund
19.      New England Massachusetts Tax Free Income Fund
20.      New England Intermediate Term Tax Free Fund of California
21.      New England Cash Management Trust - Money Market Series
22.      New England Tax Exempt Money Market Trust

                                                                     SCHEDULE B

                        DESCRIPTION OF SERVICES PROVIDED

NSC shall perform or arrange for the performance of the following administration and clerical service:

CORPORATE SECRETARIAL SERVICES
------------------------------

        1. provide Secretary and Assistant Secretaries for the Trusts and other officers as requested;

        2. maintain general corporate calendar, tracking all legal and regulatory compliance through annual cycles;

        3. prepare Board materials for quarterly Board meetings and Board committee meetings, including agenda and background materials for annual review of advisory and distribution fees, presentation of issues to the Board, prepare minutes and follow-up on matters raised at meetings;

        4.      maintain charter documents for the Trusts;

        5.      prepare organizational Board meeting materials for new Funds;

        6. draft contracts, assisting in negotiation and planning, as appropriate, for example advisory, distribution and selling agreements, transfer agency and custodian agreements, 12b-1 and shareholder servicing plans and related agreements and various other agreements and amendments;

        7.      prepare   and  file  proxy   solicitation   materials,   oversee
                solicitation  and  tabulation   efforts,   conduct   shareholder
                meetings and provide legal presence at meetings;

REGISTRATION AND DISCLOSURE ASSISTANCE SERVICES
-----------------------------------------------

        8.      prepare  and  file   amendments   to  the  Funds'   registration
                statement, including updating prospectuses and SAIs;

        9.      prepare and file prospectus and SAI supplements, as needed;

        10. prepare and file other regulatory documents, including N-SARs, Rule 24f-2/24e-2 Notices;

        11. negotiate, obtain and file fidelity bonds and monitor compliance with Rule 17g-1 and Rule 17d-1(7) under the 1940 Act;

        12. negotiate, obtain and monitor directors' and officers' errors and omissions policies;

        13. prepare and file shareholder meeting materials and assist with all shareholder communications;

        14. coordinate and monitor state Blue Sky qualification through an experienced vendor partner;

LEGAL CONSULTING AND PLANNING SERVICES
--------------------------------------

        15. provide general legal advice on matters relating to portfolio management, Fund operations, mutual fund sales, development of advertising materials, changing or improving prospectus disclosure, and any potential changes in each Fund's investment policies, operations, or structure;

        16. communicate significant emerging regulatory and legislative developments to the Adviser, the Trusts and the Board and provide related planning assistance;

        17. develop or assist in developing guidelines and procedures to improve overall compliance by the Trusts and Funds;

        18. provide advice with regard to litigation matters, routine fund examinations and investigations by regulatory agencies;

        19. provide advice regarding long-term planning for the Funds, including creation of new funds or portfolios, corporate structural changes, mergers, acquisitions, and other asset gathering plans including new distribution methods;

        20. maintain effective communications with fund counsel and counsel to the independent Trustees, if any;

        21. create and implement timing and responsibility system for outside legal counsel when necessary to implement major projects and the legal management of such projects;

        22. monitor activities and billing practices of counsel performing services for the Funds or in connection with related fund activities;

        23.     provide   consultation  and  advice  for  resolving   compliance
                questions along with the Adviser, its counsel, the Trusts and fund counsel;

        24. provide active involvement with the management of SEC and other regulatory examinations;

        25. maintain the Trust's Code of Ethics and monitor compliance of personnel;

TRANSFER AGENT MONITORING SERVICES
----------------------------------

        26. ensure that the content of confirmations, statements, annual and semi-annual reports, disclosure statements and shareholder administrative communications conform to regulatory requirements and are distributed within the mandated time frames;

        27. monitor and review transfer agent activity in order to evaluate the status of regulatory compliance, protect the integrity of the funds and shareholders, search for systemic weaknesses, and examine for potential liability and fraud;

        28. investigate and research customer and other complaints to determine liability, facilitate resolution and promote equitable treatment of all parties;

        29. consult with transfer agent and other staff regarding prospectus and SAI provisions and requirements, distribution issues including payment programs, sub-transfer agent arrangements and other regulatory issues;

TREASURY FINANCIAL SERVICES
---------------------------

        30. provide Treasurer and Assistant Treasurers for the Trusts as requested;

        31. generate portfolio schedules utilizing State Street Safire system;

        32.     create financial statements and financial highlight tables;

        33.     maintain and update the notes to the financials;

        34. supply State Street Bank with a listing of audit reports and schedules;

        35.     coordinate with external auditors for annual audit;

        36. review financial statements for completeness accuracy and full disclosure;

        37.     coordinate ROCSOP adjustments with auditors;

        38.     determine and monitor expense accrual for each fund;

        39.     verify management and 12b-1 fees calculated by State Street;

        40.     review fund waivers and deferrals;

        41. calculate total returns for each fund and respective classes using the Fundstation system;

        42. oversee and review custodial bank services including maintenance of books and records;

        43.     provide service bureaus with funds statistical information;

        44. oversee the determination and publication of the Funds' net asset values;

        45. review the calculation, submit for approval by an officer of the Funds', and arrange for the payment of the Funds' expenses;

        46. oversee and review the calculation of fees paid to the Funds' manager, subadvisers, custodian, transfer agent and distributor and submit to an officer for Funds' approval;

TREASURY REGULATORY SERVICES
----------------------------

        47. prepare and file annual and semi-annual N-SAR forms with the SEC;

        48.     provide Trustees with condensed portfolio information;

        49.     review securities lending activity;

        50.     review pricing errors;

        51.     review fair value pricing;

        52.     review stale pricing;

        53.     review collateral segregation;

        54.     provide bi-monthly summaries of pricing overrides to management;

        55. provide a review of expense caps and management fee waivers to management;

        56.     review short sales;

        57.     review derivatives positions;

        58.     review brokerage commissions;

        59.     review dividends and capital gain distributions;

TREASURY TAX SERVICES
---------------------

60. provide annual tax information (Form 1099) for each fund or class of shares to shareholders and transfer agents;

61.     calculate   distribution  of  capital  gains,   income  and  spill  back
        requirements;

62.     provide estimates of capital gains;

63.     provide 1099 information to vendors;

64.     provide   service   bureaus,   brokers  and  various  parties  with  tax
        information noticed;

65.     prepare excise tax returns;

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

66.     prepare income tax returns;

67.     prepare tax identification number filings;

68.     perform  IRS  sub-Chapter  M  testing  for  25%   diversification,   50%
        diversification, 90% gross income, 90% income distribution requirement (annually), and 98% excise distribution requirement (annually);

TREASURY COMPLIANCE SERVICES
----------------------------

69. perform oversight review to ensure investment manager compliance with investment policies and limitations;

70. obtain and review investment manager certification on adhering to all investment policies, restrictions and guidelines;

71. monitor SEC diversification with 75% diversification test and Section 12 diversification test;

72. review bi-monthly designated collateral on all fund derivative and delayed delivery positions;

TREASURY SPECIAL SERVICES
-------------------------

73. administer daily review of securities lending with Goldman Sachs and State Street Bank;

74. ensure semiannual review of Funds for opportunities with lending and review of current income levels;

75. establish opportunities with investment manager and brokers for directed commission programs;

76.     monitor line of credit arrangement and payment of commitment fees;

77.     maintain   Trustee   payments   and   monitor   deferred    compensation
        arrangements;

78.     provide Trustees with Form 1099 information;

79.     generate expense proformas for new products;

80. negotiate with vendors to ensure new products are brought in at the lowest costs;

81.     ensure all aspects of new products are operationally ready.

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